UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2014

Regal Entertainment Group

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

As previously disclosed, on February 25, 2014, Regal Entertainment Group (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC (collectively, the “Underwriters”) with respect to the Company’s offering of $775.0 million aggregate principal amount of its 5 3/4% senior notes due 2022 (the “Notes”) in a registered public offering. On March 6, 2014, the Company and the Underwriters entered into an amendment to the Underwriting Agreement (the “Amendment”), which reallocated the prinicipal amount of Notes that each Underwriter has agreed to purchase pursuant to the Underwriting Agreement. The Amendment did not change the aggregate principal amount of Notes that the Underwriters have agreed to purchase.

A copy of the Amendment is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The foregoing description of the terms of the Amendment is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1

First Amendment to Underwriting Agreement, dated March 6, 2014, by and among the Company, Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: March 6, 2014	By:	/s/ Peter Brandow
	Name:	Peter Brandow
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1

First Amendment to Underwriting Agreement, dated March 6, 2014, by and among the Company, Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC.